COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, CONNECTICUT
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

        EXHIBIT A:                    DREYFUS
                                   PREMIER STATE
                                     MUNICIPAL
                    LEHMAN          BOND FUND,
         PERIOD    BROTHERS         CONNECTICUT
                  MUNICIPAL           SERIES
                 BOND INDEX *    (CLASS A SHARES)

        4/30/88        10,000                9,546
        4/30/89        10,893               10,647
        4/30/90        11,678               11,280
        4/30/91        13,019               12,532
        4/30/92        14,257               13,552
        4/30/93        16,061               15,398
        4/30/94        16,407               15,693
        4/30/95        17,499               16,552
        4/30/96        18,889               17,686
        4/30/97        20,142               18,896
        4/30/98        22,016               20,679

*Source: Lehman Brothers